SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2003

FREEPORT-McMoRan COPPER & GOLD INC.

           Delaware

  1-9916

          74-2480931

       (State or other

(Commission

        (IRS Employer

        jurisdiction of

  File Number)

         Identification

        incorporation or

         Number)

        organization)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Item 5.  Other Events.

Freeport-McMoRan Copper & Gold Inc. issued a press release dated October 9, 2003 announcing that on the morning of October 9, 2003, a slippage of material occurred in a section of the Grasberg open pit mine in Papua, Indonesia operated by its affiliate, PT Freeport Indonesia (PT-FI) (see Exhibit 99).

Item 9.  Regulation FD Disclosure.

In discussions with analysts and investors on October 9, 2003, management indicated that the event is not expected to have a material impact on PT-FI's long-range mine plans. The company is currently assessing the impact of this event on its 2003 copper and gold sales volumes and currently expects that a portion of its fourth quarter 2003 sales volumes will be deferred to 2004.  Management provided a preliminary indication that, based on the limited information now available, the effect is currently not expected to exceed 10 percent of PT-FI's 2003 projected annual volumes of 1.4 billion pounds of copper and 2.6 million ounces of gold and the effect could be lower than these amounts, depending on the ability of PT-FI’s operations to restore the currently restricted access to its higher grade mine sites within the Grasberg open pit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

     ----------------------------------------

           C. Donald Whitmire, Jr.

      Vice President and Controller -

         Financial Reporting

         (authorized signatory and

        Principal Accounting Officer)

Date:  October 10, 2003

Freeport-McMoRan Copper & Gold Inc.

Exhibit Index

Exhibit

Number

1

Press release dated October 9, 2003 titled, “Freeport-McMoRan Copper & Gold Inc. Reports Slippage of Material in a Section of the Grasberg Open Pit Mine Third Quarter Sales Update.”